Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 12, 2019

Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA  17011

Re:                             Rite Aid Corporation
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Rite Aid Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”), on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of up to 787,813 shares (the “Shares”) of the Company’s Common Stock, par value $1.00 per share (“Common Stock”), that may be issued pursuant an equity grant to Heyward Donigan, pursuant to an employment inducement award within the meaning of The New York Stock Exchange Listed Company Manual 303A.08 (the “Employment Inducement Award”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”).

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction of the following: (i) the agreement setting forth the terms of the Employment Inducement Award (the “Award Agreement”); (ii) the Registration Statement; (iii) an executed copy of a certificate of Matthew C. Schroeder, Chief Financial Officer of the Company, dated August 12, 2019 (the “Officer’s Certificate”); (iv) a copy of the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect, certified by the Secretary of State of the State of Delaware as of the date hereof and certified pursuant to the Officer’s Certificate; (v) a copy of the Amended and Restated By-Laws of the Company, as amended to date and currently in effect, certified pursuant to the Officer’s Certificate; (vi) certain resolutions of the Board of Directors of the Company (the “Board”) and of the Nominating and Governance Committee of the Board, each relating to the appointment of Ms. Donigan, the filing of the Registration Statement and certain related matters; (vii) certain resolutions of the Compensation Committee of the Board relating to the Award Agreement, the Employment Inducement Award, the filing of the Registration Statement and certain related matters; (viii) the employment agreement with Ms. Donigan; and (ix) the Rite Aid Corporation 2014 Omnibus Equity Plan (the terms of which are incorporated by reference in the Award Agreement). We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopies, and the authenticity of the originals of such documents.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Officer’s Certificate.

In rendering the opinion set forth below, we have also assumed that (i) an appropriate account statement evidencing the Shares credited to Ms. Donigan’s account maintained with the Company’s transfer agent has been or will be issued by the Company’s transfer agent, (ii) the issuance of the Shares will be properly recorded in the books and records of the Company and (iii) the Employment Inducement Award granted pursuant to the Award Agreement will be duly authorized, executed and delivered by the parties thereto.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Shares are issued in accordance with the terms and conditions of the Award Agreement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJZ